SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2006
PRESCIENT APPLIED INTELLIGENCE, INC.
f/k/a The viaLink Company
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-21729 (Commission File Number)	73-1247666 (IRS Employer Identification Number)
1247 Ward Avenue, Suite 200
West Chester, Pennsylvania 19380
(Address of principal executive offices)
Registrant’s telephone number, including area code: (610) 719-1600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     Prescient Applied Intelligence, Inc. (the “Company”) accepted the resignation of Brian M. Carter from its Board of Directors effective February 8, 2006. To the knowledge of the Company’s executive officers, Mr. Carter’s resignation was not due to any disagreement with the Company’s operations, policies or practices, but was merely to pursue other interests.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESCIENT APPLIED INTELLIGENCE, INC.
Date: February 13, 2006	By:	/s/ Thomas W. Aiken
Senior Vice President and
Chief Financial Officer